VALLEY FORGE CAPITAL HOLDINGS TOTAL
                               RETURN FUND, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               November 21, 1997


TO THE STOCKHOLDERS
VALLEY FORGE CAPITAL HOLDINGS
TOTAL RETURN FUNDS, INC.

      Notice is hereby given that an annual meeting of stockholders of Valley Forge Capital Holdings Total Return Fund, Inc. will be held on November 21, 1997 at 9:00 a.m., local time, at the offices of Rupay-Barrington Financial Group, Inc., 1000 Ballpark Way, Suite 302, Arlington, Texas 76011 for the following purposes:

      1. To elect a Board of four Directors to serve until the next annual meeting or until their successors shall have been elected and qualified.

      2. To approve a change of the name of the Fund to Rupay-Barrington Total Return Funds, Inc.

      3. To ratify the action of the Board of Directors in selecting Tait, Weller & Baker as auditors to examine the books and financial statements of Valley Forge Capital Holdings Total Return Fund, Inc. for the period commencing January 1, 1997 and ending December 31, 1997.

      4. To transact such other business as may properly be brought before the meeting.

      Stockholders of record at the close of business on October 15, 1997 will be entitled to vote at the meeting. We hope that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

In order to save your Fund the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.



Ftitz Bensler
President
October 21, 1997

                      VALLEY FORGE CAPITAL HOLDINGS TOTAL
                               RETURN FUND, INC.

                              ------------------

                                PROXY STATEMENT


            This Proxy Statement is furnished in connection with the solicitation by or on behalf of the Board of Directors of Valley Forge Capital Holdings Total Return Fund, Inc. (the "Fund") for use at an Annual Meeting for Stockholders (the "Annual Meeting") to be held at the offices of Rupay-Barrington Financial Group, Inc., 1000 Ballpark Way, Suite 302, Arlintgon, Texas 76011, on November 21, 1997 at 9:00 a.m., local time.

Proxy Solicitation

      All proxies in the enclosed form which are properly executed and returned to the Fund will be voted as provided therein at the Annual Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it an any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person. Proxies which abstain are counted to determine the presence of a quorum. Broker non-votes are not counted.

      The Board of Directors intends to bring before the meeting the matters set forth in items 1, 2 and 3 in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The persons named in the enclosed proxy and acting thereunder will vote with respect to Items 1, 2 and 3 in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted (i) FOR election of the four (4) directors named in Item 1; (ii) FOR approval to change the name of the Fund to Rupay-Barrington Total Return Fund, Inc, in Item 2; and (iii) FOR ratification of Tait, Weller & Baker as auditors in Item 3. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed Proxy and acting thereunder will vote in accordance with the views of management thereon. This Proxy Statement and form of Proxy are being first sent to stockholders on or about October 21, 1997.

      With respect to the election of Directors (Item 1), provided there is a quorum at the meeting, the affirmative vote of a majority of the votes, validly cast is required to elect each of the four (4) nominees. The affirmative vote of a majority of all shares outstanding is required for the approval of the name change (Item 2) and the affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of auditors (Item 3).

      The Fund will bear the entire cost of preparing, printing and mailing this Proxy statement, the Proxies and any additional materials which may be furnished to stockholders. Solicitations may be undertaken by mail, telephone, telegraph and personal contact. The Annual Report of the Fund for its fiscal year ending December 31, 1996 has been mailed to stockholders. The Fund will furnish, without charge, a copy of the 1996 Annual report and the Fund's Semi-Annual Report succeeding the Annual Report, to stockholders upon request by calling 1-800-688-1688.

Voting Securities and Principal Holders Thereof

      Holders of Common Stock of the Fund of record at the close of business on October 15, 1997 will be entitled to vote at the Annual meeting or any adjournment thereof. As of October 15, 1997, the Fund has outstanding 221,093.321 shares of Common Stock. The stockholders are entitled to one vote per share on all business to come before the meeting. The officers and directors of the Fund as a group beneficially own, in the aggregate, less than 1% of the outstanding Common Stock of the Fund.

PRINCIPAL SHAREHOLDERS

      As of October 15, 1997, the following persons are known by Valley Forge to be beneficial owners of more than five percent of the Valley Forge Capital Holding Total Return Fund, Inc.
outstanding shares:

                        Number of Shares      Percentage
Name & Address          Beneficially Owned     Of Fund

Joseph Beals                  27,200.094      12.303%
22151 Moross G-03
Detroit, MI 48236

Mary Beth Hardwicke           21,476.907       9.714%
919 Barrintgon
Grosse Pt. Park, MI 48320

Anchor Bay Dental             54,107.675      24.432%
35050-23 Mile Road,
Suite A
New Baltimore, MI 48047
Attn: Donald J. Burkhardt

St. Clair Phys PC Pst.       26,954.383      12.191%
400 Renaissance Center,
Suite 1600
Detroit, MI 48243
Attn: John Hastings

      TOTAL                 129,739.059      58.640%

                        ITEM 1 - ELECTION OF DIRECTORS

      At the Annual meeting, four (4) Directors are to be elected to hold office until the next annual meeting or until their successors are elected and shall have been qualified. With the exception of Frederick A. Wolf, who has served as a director of the Fund since March 31, 1996, none of the nominees was a member of the Board before being appointed on September 27, 1997 to fill an exiting vacancy as well as vacancies created by the concurrent resignations of Messrs. Dougal McDonald and Yves Chiai who had served from February 24, 1995 and May 8, 1995, respectively. Ronald N. Greenfield, a director of the Fund since February 24, 1995 is not standing for re-election. Each nominee has consented to serve if elected. If any nominee for any reason becomes unable to serve, the persons named as proxies will vote for the election of such other persons as they believe will carry on the present policies of the Fund and as they deem to be qualified. The ages, principal occupations during the past five years and certain other affiliations of the nominees, the amount of stock owned beneficially, directly or indirectly, in the Fund and the years they first became Directors of the Fund are as follows:

                                               Shares
                                               Owned
                                             Beneficially
               Age ( ) Principal    First     Directly or  Percent
               Occupation & Other   Became    Indirectly      at
Name & Address     Affiliations    Director     10/15/97  10/15/97
-----------------------------------------------------------------
Frederick A Wolf   (44) Treasurer    3/31/96     92.678    **
Rupay-Barrington   of the Fund
Investment         3/9/96 to present,
Advisory           Chief Portfolio
Services, Inc.     Manager for Rupay
2000 Town Center   Barrington
Suite 1400         Investment Advisory
Southfield, MI     Services, Inc., an
                   affiliate of Rupay
                   Barrington Financial
                   Group, Inc. 1/24/97
                   to present, member
                   of the Detroit Society
                   of Financial Analysis
                   and the American
                   Finance Association.

Bradley D Newman*  (38) Property Tax  9/27/97    92.678    **
5429 Dana Point    Agent for Union
Drive, Arlintgon,  Pacific Resources
TX 76017           Group, Fort Worth,
                   TX, 1986-present,
                   certified public
                   accountant; member of
                   Council of Petroleum
                   Accountant's Society
                   and Institute of Pro-
                   fessionals in Taxation

Glen Wilkerson* (59) Various Sales 9/27/97 91.743 ** 5518 Oak Branch and sales management Drive, Arlington, positions with Hormel TX 76016 Food Corporation,
                   Austin, MN for 33
                   years

Judy a Champine* (51) Vice President 9/27/97 92.678 ** 3516 Beagle Drive and Co-Owner, Town Commerce, MI Center Gallery, Novi, 48382 MI, 1992 to present;
                   Graphic Services Manager-National Board for Professional Teaching Standards, Detoit, MI 1991 to 1992.

* Designates member of the Audit Committee
** Represents less than 1%

      All directors are elected to terms of one year or until their successors are duly elected and qualified. All directors also may be reached % Rupay-Barrington Financial Group, Inc., 1000 Ballpark Way, Suite 302, Arlintgon, Texas 76011. The Board of Directors held four regular meetings in fiscal year 1996. No director standing for re-election attended less than 75% of the meetings held while he was a director.

      Unless instructed by the stockholders to refrain from so voting, it is the intention of the persons named as proxies to vote for election of the four nominees listed above as Directors. Provided that a quorum is present, a plurality of votes validly cast at the meeting is required to elect the Directors. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL NOMINEES.

                      OTHER REMUNERATION AND AFFILIATIONS
                           OF OFFICERS AND DIRECTORS

      Directors of the Fund who are not considered "interested persons" (as defined in the Investment Company Act of 1940) of the Fund currently do not receive any compensation for their attendance at meetings of the Board of Directors, but may in the future receive a fee for their services. Executive officers of the Fund and directors of the Fund who are considered "interested persons" (presently, only Mr. Wolf, a Director and Mr. Bensler, President) do not receive compensation from the Fund.

                       ITEM 2 - APPROVAL OF NAME CHANGE

      The Board of Directors has approved Articles of Amendment to the Articles of Incorporation of the Fund (the "Amendment") which would change the Fund's name from Valley Forge Capital Holdings Total Return Fund, Inc. to "Rupay-Barrington Total Return Fund, Inc." To be effective, Maryland Corporate law requires that the Amendment be approved by a majority of the outstanding shares of the Fund.

      The proposed change of name does not reflect any change in the manner in which the Fund conducts its activities. Rather, the Board believes that by changing the name to "Rupay-Barrington Total Return Fund, Inc." investors will be able to better identify the fund with its advisor and the Fund's sponsor and distributor all of which recently changed their name to include the "Rupay-Barrington designation.

      For the reasons set forth above, the Board believes that it is in the interest of the Fund to change its corporate name to Rupay-Barrington Total Return Fund, Inc. and THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE ARTICLES TO CHANGE THE

NAME OF THE FUND.

                ITEM 3- RATIFICATION OF APPOINTMENT OF AUDITORS

      At a meeting held on September 27, 1997, the Board of Directors, including a majority of those Directors who are not interested persons of the Fund, selected Tait, Weller & Baker as auditors to examine the Fund's books and securities and to certify from time to time the Fund's financial statements for the period January 1, 1997 to December 31, 1997 subject to ratification of such selection by the stockholders of the Fund. That firm has no direct or indirect material interest in the Fund. Representatives of Tait, Weller & Baker are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions. Deloitte & Touche, LLP served as independent auditors for the Fund for the fiscal years ending December 31, 1995 and 1996.

      The Board of Directors has established an Audit Committee to evaluate financial management, meet with the auditors, and deal with other matters of a financial nature that they deem appropriate. Members of the Audit Committee are Ms. Champine and Messrs. Newman and Wilkerson.

      The favorable vote of a majority of the voting securities represented at the Annual Meeting is necessary for the ratification of the selection of Tait, Weller & Baker as the Fund's independent accountant for the year ending December 31, 1997.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF TAIT, WELLER & BAKER.

                        INVESTMENT MANAGEMENT SERVICES

      Rupay-Barrington Advisors, Inc. f/k/a Valley Forge Advisors, Inc. (the "Investment Advisor"), 3551 S. Monaco Parkway, #116, Denver, CO 80237, a wholly owned subsidiary of Rupay-Barrington Financial Group, Inc. ("Rupay-Barrington"), manages the investments of the Fund under a Management Agreement (the "Management Agreement") dated February 24, 1995, which was approved by the stockholders on that date for a period of two years. The Management Agreement, which was amended on March 28, 1995 and on May 8, 1995, has since been continued for one year ending February 23, 1998. Such action was ratified by the Board at its September 27, 1997 meeting.

      The Management Agreement provides that the Investment Advisor shall supervise and manage the Fund's investments and shall determine the Fund's portfolio transactions, subject to periodic review and ratification by the Board of Directors. The Investment Advisor is also responsible for effecting all securities transactions with respect to the Fund's portfolio on behalf of the Fund, including the negotiation of commissions and the allocation of principal business and portfolio brokerage.

      Pursuant to the Management Agreement, the Investment Advisor will manage the assets of the Fund in accordance with its stated objective, policies and restrictions (subject to the supervision of the Fund's Board of Directors and officers). The Investment Advisor will also keep certain books and records in connection with its services to the Fund, and furnish facilities required by the Fund for investment activities. The Investment Advisor has also authorized any of its directors, officers and employees who have been elected as directors or officers of the Fund to serve in the capacities in which they have been elected or appointed without consideration. Services furnished by the Investment Advisor under the Management Agreement may be furnished through any such directors, officers and employees.

      The Investment Advisor also administers the Fund's general business affairs subject to the supervision of the Fund's Board of Directors and its officers. The Investment Advisor, through Commonwealth Shareholder Services, Inc. ("CSS") and certain of CSS's affiliates will furnish the Fund with ordinary clerical, administrative, accounting and bookkeeping services, including facilities for the completion of these activities.

      As compensation for its services the Investment Advisor receives a management fee, computed daily and payable monthly, at the annualized rate of
 .80% of the Fund's average daily net assets (the "Management Fee"). For the fiscal year ended December 31, 1996, the Investment Advisor had accrued but had not yet received $26,828 in Management Fees from the Fund. See, however, the discussion of the expense reimbursement due from the Advisor, below.

      The Management Agreement between the Fund and the Investment Advisor provides that the Fund will bear all expenses of its operations not specifically assumed by the Investment Advisor. In the interest of limiting the expenses of the Fund during its initial period of operation, Valley Forge Capital has agreed to bear any expenses for the Fund's first five years of operations, which would cause the Fund's ratio of operating expenses to average net assets to exceed 1.95%. In any year following such five-year period, the Fund's expenses will not be subject to limitation. For the purpose of determining whether the Fund is entitled to reimbursement, the expenses of the Fund are calculated on a monthly basis. If the Fund is entitled to reimbursement, that month's Management Fee will be reduced or postponed, with any adjustment made after the end of the year. An expense reimbursement of $154,468 was required for the fiscal year ended December 31, 1996.

      The present Management Agreement will continue in effect from year to year only if such continuance is approved annually by a majority vote of (i) the Fund's Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund; provided that in order to give effect to such continuance the Management

Agreement, in either case, must also be approved by the vote of a majority of the directors who are not parties to the Management Agreement or interested persons (as such term is defined in the Investment Company Act of 1940) of any party to the Management Agreement, voting in person at a meeting called for the purpose of voting on such approval. The Management Agreement may be terminated at any time without penalty by the Fund's Board or by a majority vote of the outstanding shares of the Fund, or by the Investment Advisor, in each instance on not less than 60 days written notice and shall automatically terminate in the event of its assignment.

                          DISTRIBUTION AND BROKERAGE

      Rupay-Barrington also owns 100% of Rupay-Barrington Securities Corporation (f/k/a Valley Forge Distributors, Inc.), which serves as the Fund's distributor (the "Distributor"). The Distributor currently does not, but may in the future, effect portfolio transactions for the Fund. For the Fund's fiscal year ended December 31, 1996, none of the Fund's aggregate dollar amount of portfolio transactions involving the payment of brokerage commissions were effected by Rupay-Barrington.

      Portfolio transactions will be placed with a view to receiving best price and execution. In addition, the Investment Advisor seeks to pay commission rates which are reasonable in relation to those paid by other similar institutional investors. The Investment Advisor periodically checks the rates of commission being paid by the Fund to brokers to ascertain that they are competitive with those charged by other brokers for similar services and to similar institutional accounts. Transactions may also be placed with brokers who provide research and brokerage services. Research and brokerage services may include (a) advice, furnished either directly or through publications or writing in other media, as to the value of securities, the advisability of investing in securities, or the availability of securities or purchasers or sellers of securities; (b) analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, or the performance of accounts; or (c) effecting securities transactions or performing related functions (such as clearance, settlement and custody).

      The Management Agreement authorizes the Investment Advisor to place portfolio transactions for the Fund and permits the Investment Advisor to cause the Fund to pay commissions on such transactions, when executed through non-affiliated brokers, which are greater than another broker or dealer might charge if the Investment Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker, when viewed in terms of either a particular transaction or the Investment Advisor's overall responsibilities to the Fund and other investment accounts over which the Investment Advisor exercises investment discretion.

                                     PROXY

             VALLEY FORGE CAPITAL HOLDINGS TOTAL RETURN FUND, INC.

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS FRITZ BENSLER AND DIXON HOLMAN AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE; AND HEREBY AUTHORIZES THEM, OR ANY OF THEM, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF VALLEY FORGE CAPITAL HOLDINGS TOTAL RETURN FUND, INC. HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER , 1997 AT AN ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER , 1997, OR ANY ADJOURNMENT THEREOF:

            Please check this box if you plan to attend the meeting

1.  On the Election of Directors:     FOR all nominees listed (except as marked
                                      to the contrary below)
                                      WITHHOLD AUTHORITY to vote for all
                                      nominees listed below
                                      ABSTAIN

      Frederick A. Wolf Bradley D. Newman Glen Wilkerson Judy Champine

   (Instruction:  to withhold authority to vote for any individual nominees, place a line through nominee's name.)

2. On approval of the change of name to Rupay-Barrington Total Return Fund, Inc.

            FOR                     AGAINST                 ABSTAIN

3. On verification of the selection of Tait, Weller & Baker as auditors for the period January 1, 1997 through December 31, 1997.

            FOR                     AGAINST                 ABSTAIN

4. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified in the foregoing items 1, 2 and 3 by the undersigned stockholder(s). If no direction is made, this proxy will be voted (i) FOR the election of the four (4) nominees for directors names in the proxy statement; (ii) FOR the approval of the name change; and (iii) FOR the ratification of the selection of Tait, Weller & Baker, and is the discretion of the management as to any other matter which may come before the meeting.


[                                         ]
                  Name
[                                         ]    (Signature(s) of Stockholder(s)

                       Dated:
                                                Please sign  exactly as the name
                                                appears  below.  When shares are
                                                held  by  joint  tenants,   both
                                                should  sign.  When  signing  as
                                                attorney,              executor,
                                                administrator,     trustee    or
                                                guardian, please give full title
                                                as  such.   If  a   corporation,
                                                please sign the  corporate  name
                                                by  the   President   or   other
                                                authorized    officer.    If   a
                                                partnership,  please sign in the
                                                partnership     name    by    an
                                                authorized person.

                    COMMONWEALTH SHAREHOLDER SERVICES, INC.
              1500 Forest Avenue, Suite 223, Richmond, Va. 23229
               804-285-8211 * (800)-527-9500 * Fax 804-285-8251


FILED VIA EDGAR


October 21, 1997



Filing Desk
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:   Valley Forge Capital Holdings Total Return Fund, Inc.
            File Nos 033-79068 and 811-08516

Gentlemen:

      Pursuant to the requirements of Rule 14a-6(b) under the Securities Exchange Act of 1934, submitted electronically via the EDGAR system, is a definitive copy of the proxy statement, notice of meeting and form of proxy to be furnished to shareholders of the above-referenced Fund in connection with a special meeting of shareholders.

      At the special meeting, shareholders will vote to elect four (4) directors of the Fund, change the name of the Fund to Rupay-Barrington Total Return Fund, Inc. and change the accountant for the Fund to Tait, Weller & Baker.

      Please direct questions and comments relating to this filing to Kristine Hemlock at 312-207-1000.

Sincerely,



/s/ John Pasco, III
John Pasco, III
President and Chairman